EXHIBIT 10.5

LEE BARKER

Suite 501 – 55 University Ave.

Toronto, ON M5J 2H7

________________________________________________________________________

July 25, 2003

Otish Resources Inc.

Suite 1000 – 355 Burrard Street

Vancouver, BC V6C 2G8

Attention: Stan Ford President

Re:

Revisions to April 1st, 2003Acquisition of Mineral Claims

Lac Lavallette Region, Central Quebec

Dear Stan:

In recognition that Otish Resources, Inc. (“OR”) will be optioning the 11 mineral claims to Diadem Resources Inc. the following clauses of the April 1st 2003 agreement are to be revised.

Clause d)

Mr. Barker shall sell 100% (one hundred percent) interest in the claims to OR subject to a 2 ½%

Net Mineral Royalty (NMR) and subject to OR spending a total of $16,500 US on a work

            Program on the claims. 1 ½% of the NMR can be acquired for $1.0 million within 12 months

            From commencement of Commercial Production. Advance royalties of $50,000 shall be paid

            Annually commencing 36 months from the date of the execution of this agreement.

Revised Clause d)

Mr. Barker shall sell 100% (one hundred percent) interest in the claims to OR subject to a two (2) % Net Mineral Royalty (NMR) and no work requirement on the property. If OR decides to place one or more diamond or other mines (individually, a “Mine”) into commercial production on any of the Optioned Claims it shall have the right to acquire the Royalty applicable to that Mine from the Mr. Barker (i) at any time up to 90 days after completion of a bankable feasibility study for such Mine in consideration of the payment to the Mr. Barker of the sum of C$1,500,000 in cash or (ii) thereafter at any time up to 12 months after commencement of commercial production from that Mine in consideration of the payment to the Mr. Barker of the sum of C$2,500,000 in cash. No advance Royalties are required to be paid.

Clause e)

If OR fails to make the advance royalty payments on the 36 month anniversary of the signature of this agreement, as described in d) above, then OR agrees to transfer ownership of the subject mining claims to Mr. Barker within no less than a 10 day period.

Revised Clause e)

This clause is removed in its entirety

Clause f)

As part of the inclusive sale price, Mr. Barker will provide geological consulting services for the claims and will maintain the claims in good standing for a period of 36 months with exploration fees to be advanced by OR by July 15, 2003 for the 2003 work season.

   Revised Clause f)

            As part of the inclusive sale price, Mr. Barker will provide geological consulting services for the claims. No exploration fees are required.

OR shall:

Clause ii)

Pay $13,000 by July 1, 2003 for work to be carried out on the property this season.

Revised Clause ii)

             This Clause is removed in its entirety

By signature witnessed below, the undersigned hereby acknowledge that they have read and understood and agree to the aforementioned revisions to the terms of the April 1st, 2003 agreement.

/s/ Stan Ford

/s/ Lee Barker

Stan Ford, P. Eng.

Lee Barker, P. Eng.

President, Otish Resources Inc.

Date:  July 25/2003

Date:  July 25, 2003

Place:  Vancouver B.C.

Place:  Toronto, Ontario

Witness:

Witness:

/s/   Chad Klein

/s/   Ruth Kreller

Chad Klein

Ruth Kreller

Print Name

Print Name

Footnotes to Agreement

Clause 2

The total to be paid by OR to Mr. Barker or third parties for the claims is $20,000.

Revised Clause 2

              The total to be paid by OR to Mr. Barker or third parties for the claims is $3,500.